EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Quarterly Report of Ventures-National Incorporated d/b/a Titan General Holdings Inc. (the “Company”) on Form 10-QSB for the quarter ended February 28, 2005 filed with the Securities and Exchange Commission (the “Report”), I, Curtis Okumura, Chief Executive Officer of the Company, certify, pursuant to 18 U.S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)       The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)       The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

    A signed original of this written statement required by Section 906 has been provided to Ventures-National Incorporated and will be retained by Ventures-National Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.

Date: April 14, 2005	By:	/s/ Curtis Okumura
Curtis Okumura
Title President and CEO (Principal Executive Officer)